UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) - October 29, 2002


                              NEUBERGER BERMAN INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                 001-15361              06-1523639
               --------                 ------------           ----------
     (State or other jurisdiction     (Commission File        (IRS Employer
          of incorporation)               Number)          Identification No.)


                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On October 29, 2002, Neuberger Berman Inc. (the "Company") issued a press release announcing that it will amend the terms of the Indenture, dated as of May 4, 2001, between the Company and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of May 2, 2002, and the terms of its Liquid Yield Option(TM) Notes Due 2021 (the "Notes"), to add to the Company's covenants, for the benefit of the holders of the Notes, provisions under which the Company would pay cash interest at a rate of 3.047% per annum of the principal amount at maturity ($1,000) on the outstanding Notes beginning on November 5, 2002 and continuing through (but not including) May 4, 2004. Cash interest will be paid semi-annually on May 4, 2003, November 4, 2003 and May 4, 2004 to the holders of record of the Notes at the close of business on April 15, 2003, November 15, 2003 and April 15, 2004.

     A copy of the Second Supplemental Indenture, dated as of November 1, 2002, between the Company and The Bank of New York, as trustee, is attached hereto as
Exhibit 4.1 and incorporated herein by reference. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     This discussion describes certain United States federal income tax consequences of the proposed amendments to holders of the Notes who do not exercise their right to put the Notes to the Company on November 4, 2002. This discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. The discussion below deals only with Notes that are held as capital assets and does not purport to deal with persons in special tax situations, such as banks, insurance companies, dealers in securities, tax-exempt entities, persons holding Notes in a tax deferred or tax-advantaged account, persons who are former citizens or long-term residents of the United States subject to taxation as expatriates or persons holding Notes as a position in a "straddle" or as part of a "hedging," "constructive sale" or "conversion" transaction for tax purposes.

     For purposes of this discussion, a U.S. Holder is a beneficial owner of the Notes who is:

   - a citizen or individual resident of the United States, as defined in
     Section 7701(b) of the Internal Revenue Code of 1986, as amended (the "Code");

   - a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

   - an estate if its income is subject to United States federal income taxation regardless of its source; or

   - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

     For purposes of this discussion, a Non-U.S. Holder is a holder of the Notes other than a U.S. Holder.

     No statutory, administrative or judicial authority directly addresses the treatment of the Notes or instruments similar to the Notes for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

     We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the proposed amendments in light of their own particular circumstances, including the tax consequences under United States federal, state, local or foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

U.S. Federal Income Tax Treatment of the Proposed Amendments

     The Company will amend the terms of the Notes to provide for cash payments of interest for a specified period of time. Under applicable Treasury regulations, an exchange is deemed to occur when, based on all the facts and circumstances (except for certain changes specifically addressed under the Treasury Regulations), the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a "significant modification"). The Company believes that the amendments to the Notes will constitute a significant modification for this purpose. In that event, for U.S. federal income tax purposes, the holders of the Notes would be treated as having exchanged their existing Notes for newly-issued Notes (the "New Notes"). Such exchange may qualify as a "recapitalization" within the meaning of section 368(a) of the Code, in which case no gain or loss would be recognized by holders. It is possible, however, that the right of holders to cause the Company to repurchase the Notes at periodic intervals will disqualify the New Notes as "securities" for United States federal income tax purposes, in which case a holder would be required to recognize any gain or loss realized in such exchange. If the deemed exchange is a taxable exchange, holders will generally recognize gain or loss equal to the difference between the fair market value of the New Notes and their adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the holder has held the Notes for more than one year as of the date of the proposed amendments.

     U.S. Holders of the Notes should consult their own tax advisors regarding the application of Section 368(a) of the Code to a deemed exchange of the Notes for New Notes.

U.S. Holders

     The following discussion applies to U.S. Holders.

     Stated Interest. A U.S. Holder must generally include stated interest on the Notes as ordinary income at the time such interest is received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Original Issue Discount. The New Notes will be deemed to be issued at a discount if their accreted value on their assumed maturity date exceeds their fair market value on the date of the proposed amendments, subject to a de minimis exception. The foregoing assumes that the New Notes are "publicly traded" within the meaning of the Code and applicable Treasury Regulations relating to original issue discount ("OID"). For United States federal income tax purposes, such excess will constitute OID. U.S. Holders will be required to include OID in gross income periodically over the term of the New Notes before receipt of the cash or other payment attributable to such income. Any amount included in income as OID will increase a U.S. Holder's basis in the New Notes.

Non-U.S. Holders

     The following discussion applies to Non-U.S. Holders.

     Stated Interest, Original Issue Discount and Disposition. In general and subject to the discussion below under "-- Backup Withholding and Information Reporting," a Non-U.S. Holder will not be subject to United States federal income or withholding tax with respect to stated interest or OID accrued on the New Notes or gain upon the disposition of the New Notes if such holder:

   - does not actually or constructively own 10% or more of the total combined voting power of all classes of our shares;

   - is not a controlled foreign corporation that is related to the Company;

   - is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

   - certifies its nonresident status by providing a Form W-8BEN or appropriate substitute form to the Company or its agent (provided that if such holder holds the New Notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent and the agent will then be required to provide certification to the Company or its paying agent, either directly or through other intermediaries);

   - is not an individual who is present in the United States for 183 days or more in the year of the sale, exchange or disposition of the New Notes; and

   - does not realize gain, if any, from a sale, exchange or disposition of the New Notes that is effectively connected (or deemed effectively connected by virtue of Section 897 of the Code) with the conduct by such holder of a U.S. trade or business.

     Backup Withholding and Information Reporting. If the New Notes are held by a Non-U.S. Holder through a non-U.S., or non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the New Notes are held by such holder through a U.S., or U.S. related, broker or financial institution and such holder fails to certify its nonresident status.

     THE FOREGOING SUMMARY IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL OF THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE PROPOSED AMENDMENTS. HOLDERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM BASED UPON THEIR PARTICULAR CIRCUMSTANCES.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit No.          Document
         -----------          --------

         4.1 Second Supplemental Indenture, dated as of November 1, 2002, between Neuberger Berman Inc. and The Bank of New York, as trustee.

         99.1                 Press release issued by Neuberger Berman Inc. on
                              October 29, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NEUBERGER BERMAN INC.


Date: November 1, 2002              By:  /s/ Matthew S. Stadler
                                         -----------------------------------
                                         Name:   Matthew S. Stadler
                                         Title:  Chief Financial Officer

Exhibit Index

         4.1 Second Supplemental Indenture, dated as of November 4, 2002, between Neuberger Berman Inc. and The Bank of New York, as trustee.

         99.1   Press release issued by Neuberger Berman Inc. on October 29,
                2002.